QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.2

POWER OF ATTORNEY

        Know all men by these presents, that the person whose signature appears below hereby constitutes and appoints Henry R. Kravis, George R. Roberts, William J. Janetschek and David J. Sorkin and each of them, any of whom may act without the joinder of the other, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 (Registration No. 333-169433) and all subsequent amendments and post-effective amendments or supplements thereto and the registration statement on Form S-8 (Registration No. 333-171601) and all subsequent amendments and post-effective amendments or supplements thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In witness whereof, this power of attorney is signed and dated as of March 29, 2011.

Signature	Title

/s/ THOMAS M. SCHOEWE Thomas M. Schoewe	Director of KKR Management LLC

QuickLinks

  Exhibit 24.2
POWER OF ATTORNEY